VIACOM INC. ANNOUNCES CHANGE IN FISCAL YEAR

NEW YORK, June 5, 2009—Viacom Inc. (NYSE: VIA and VIA.B) announced today that its Board of Directors has authorized a change in its fiscal year end to September 30 from December 31. This change will be effective September 30, 2010. Viacom will report results for a nine-month transition period of January 1, 2010 through September 30, 2010. The first 12-month fiscal year will run from October 1, 2010 through September 30, 2011. Viacom will provide comparative financial information to assist in period-to-period comparisons.

“This change in fiscal year will better align our financial reporting period as well as our annual planning and budgeting process with our business cycle, particularly the cable broadcast year,” said Philippe Dauman, Viacom’s President and CEO.

About Viacom

Viacom, consisting of BET Networks, MTV Networks and Paramount Pictures, is the world's leading entertainment content company. It engages audiences on television, motion picture and digital platforms through many of the world's best known entertainment brands, including MTV, VH1, CMT, Logo, Rock Band, Nickelodeon, Noggin, Nick at Nite, AddictingGames, Neopets, COMEDY CENTRAL, Spike TV, TV Land, Atom, BET and Paramount Pictures. Viacom's global reach includes approximately 160 channels and 400 online properties in 160 countries and territories.

For more information about Viacom and its businesses, visit www.viacom.com.

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Contacts:

Media	Investors
Carl Folta	James Bombassei
212-258-6352	212-258-6377
Carl.Folta@viacom.com	James.bombassei@viacom.com